                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                         ROSE HILLS ACQUISITION CORP.

                   -----------------------------------------

            Pursuant to Section 242 of the General Corporation Law
                           of the State of Delaware

                   -----------------------------------------

                  ROSE HILLS ACQUISITION CORP., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST.    Article FIRST of the Certificate of Incorporation
of the Corporation shall be amended to read in its entirety as follows:

                  "FIRST:   The name of the Corporation is Rose Hills Company."

                  SECOND.   The Board of Directors of the Corporation, through
an unanimous written consent, adopted a resolution proposing and declaring advisable the foregoing amendment, and said amendment has been adopted by the sole stockholder of the Corporation in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


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                                                                              2

                  IN WITNESS WHEREOF, Rose Hills Acquisition Corp. has caused this Certificate to be signed by its President, Howard A. Lipson, and attested by its Secretary, Chinh Chu, this __ day of November, 1996.


                                     ROSE HILLS ACQUISITION CORP.


                                     /s/ Howard A. Lipson
                                     ---------------------------
                                     Howard A. Lipson
                                     President



Attest:




--------------------------
Chinh Chu
Secretary